EXHIBIT 10.1

SHARE EXCHANGE AND PURCHASE AGREEMENT

between

THE EQUITY SECURITY HOLDERS OF

ST Holdings Group, LLC.

and

THC Therapeutics, Inc.

a Nevada corporation

Dated as of 7 July 2025

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SHARE EXCHANGE AND PURCHASE AGREEMENT

This Share Exchange And Purchase Agreement (this “Agreement”) is made as of July 1, 2025 (“Effective Date”) by THC Therapeutics, Inc., a Nevada, USA, corporation (“Buyer”), S T Holdings Group, LLC, an Oregon Limited Liability Corporation, (the “Company”) and each of the members of the Company set forth on the signature page to this Agreement (the “Sellers”).

RECITALS

A. Sellers are the owners of 100% of the issued and outstanding shares of common stock of the Company (“Shares”) and Sellers are owners of the number and class of Shares set forth opposite such Seller’s name on the signature page, which Shares constitute one hundred percent (100%) of the issued and outstanding Shares of the Company.

B. Sellers desire to sell, and Buyer desires to purchase, all issued and outstanding shares and Equity Securities of every class and type of the Company (the “Acquired Shares”) for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS AND USAGE

Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.01:

“Acquired Companies”—the Company and its Subsidiaries, collectively, and “Acquired Company” means any one of the Acquired Companies.

 “Agreement”—as defined in the first paragraph of this Agreement.

“Applicable Contract”—any Contract (a) under which any Acquired Company has or could acquire any rights, (b) under which any Acquired Company has or could become subject to any obligation or liability, or (c) by which any Acquired Company or any assets owned or used by it is or could become bound.

“Acquired Shares” – all issued and outstanding Equity Securities of every class and type of Company.

“Balance Sheet Date”—as defined in Section 3.05

“Breach”—any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business Day”—any day other than (a) Saturday or Sunday or (b) any other day on which national banks in Nevada, USA are generally permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Balance Sheet”—as defined in Section 4.08(a).

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“Buyer Balance Sheet Date”—as defined in Section 4.08(a).

“Buyer Preferred Stock”—as defined in Section 2.02.

“Buyer Financial Information”—as defined in Section 4.08(b).

“Buyer Group”—as defined in Section 5.01.

“Buyer Indemnified Persons”—as defined in Section 11.02.

“Buyer’s Closing Documents”— each document to be executed or delivered by Buyer at the Closing.

 “Closing”—as defined in Section 2.03.

“Closing Date”—the date on which the Closing occurs as set forth in Section 2.03.

 “Code”—the Internal Revenue Code of 1986.

 “Company”—as defined in the Recitals of this Agreement.

“Consent”—any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions”—the transactions contemplated by this Agreement.

“Contract”—any agreement, contract, lease, consensual obligation, promise, commitment, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Copyrights”—as defined in Section 3.19(e).

“Disclosure Schedules” means (a) with respect to the Sellers, any of the Schedules referred to in Article III, and (b) with respect to the Buyer, any of the Schedules referred to in Article IV.

“Eligible Market” means the Over-the-Counter Bulletin Board.

 “Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment”—soil, land surface and subsurface strata, surface waters (including navigable and non-navigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liability”—any Loss, obligation, or other responsibility resulting from or arising under an Environmental Law or an Occupational Safety and Health Law.

 “Equity Security”—in respect of any Person, (a) any stock, share or membership interest or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and (d) any “equity security” within the meaning of the Exchange Act.

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 “Exchange Act”—the Securities Exchange Act of 1934.

“Exchange Shares”—as defined in Section 2.02.

 “Financial Statements”—as defined in Section 3.05.

“GAAP”—generally accepted accounting principles in the United States.

“Governmental Authorization”—any (a) Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body”—any: (a) nation, state, county, city, town, borough, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, multinational, or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers); (d) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or (e) official of any of the foregoing.

“HSR Act”—the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Information Statement” means the information statement pursuant to Rule 14f-1 promulgated under the Exchange Act regarding a change in the majority of directors of Buyer, together with any amendments or supplements thereof.

 “Intellectual Property Assets”—as defined in Section 3.19(a).

“Invention Disclosures”—as defined in Section 3.19(c)(i).

“IRS”—the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”—

(a) An individual will be deemed to have Knowledge of a particular fact or other matter if: (i) that individual is actually aware of that fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty in this Agreement.

(b) A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clauses (a)(i) and (ii) above).

“Knowledge of Sellers”—Knowledge of any Seller or any Acquired Company.

 “Legal Requirement”—any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

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“Loss”—any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

 “Marks”—as defined in Section 3.19(d).

“Material Adverse Change”—with respect to an Acquired Company, any event, change, development, or occurrence that, individually or together with any other event, change, development, or occurrence, is materially adverse to its business, condition (financial or otherwise), assets, results of operations, or prospects.

“Material Consents”—as defined in Section 9.04.

“Domain Names”—as defined in Section 3.19(h).

 “Order”—any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (b) does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited corporation or limited liability company agreement, operating agreement, or like agreement of a limited corporation or limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

 “Patents”—as defined in Section 3.19(c).

“Permitted Encumbrances”—(a) Encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending, or deferred against Owned Real Property) that are not yet due and payable, (b) Encumbrances of carriers, warehousemen, mechanics, and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed or such Encumbrances otherwise perfected), (c) statutory Encumbrances in favor of lessors arising in connection with any property leased to any Acquired Company, and (d) Encumbrances disclosed in the Financial Statements.

“Person”—an individual, partnership, corporation, business trust, limited corporation, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Body.

“Purchase Agreement”—as defined in the Recitals of this Agreement.

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 “Proceeding”—any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price”—as defined in Section 2.02.

 “Record”—information that is inscribed on a tangible medium or that is stored in an electronic or other medium.

“Related Person”—

(a) With respect to an individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family; (iii) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(b) With respect to a Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

(c) For purposes of this definition: (i) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act; (ii) the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (D) any other natural person who resides with such individual; and (iii) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding equity interests in a Person.

“Release”—any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment, or into or out of any property.

“Representative”—with respect to a particular Person, includes any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

“SEC” The U.S. Securities and Exchange Commission

“SEC Documents”—as defined in Section 4.08(a).

“Securities Act”—the Securities Act of 1933.

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“Seller(s)”—as defined in the first paragraph of this Agreement and signing this Stock Exchange Agreement on the signature page on the selling side.

“Sellers’ Closing Documents”—the Seller’s Releases specified in Section 2.04(a)(v and each other document to be executed or delivered by any Seller at the Closing.

“Sellers’ Releases”–as defined in Section 2.04.

“Sellers’ Representative”—as defined in Section 12.5(a).

“Software”—as defined in Section 3.19(a)(v).

“Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than Equity Securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company as set forth in Section 1.02.

“Tax”—any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party”—a Person that is not an Acquired Company or a party to this Agreement.

“Third-Party Claim”—any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Threat of Release”—a reasonable possibility of a Release that could require action (including triggering notification or reporting under Environmental Law) in order to prevent or mitigate damage to the Environment that could result from such Release.

“Trade Secrets”—as defined in Section 3.19(a)(v).

“Transfer”—as defined in Section 5.09.

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Section I.02 The Acquired Companies.

(a) The Acquired Companies shall include, but not be limited to, the Company and the following wholly owned subsidiaries of the Company: STB Enterprises, LLC., an Oregon Limited Liability Company, STH Enterprises, LLC., an Oregon Limited Liability Company and STIP, LLC., an Oregon Limited Liability Company

(b) Sellers hereby represent and warrant that the Company has no subsidiaries and does not own any equity interests in any other entities except as set forth in Section 1.02(a)

Section I.03 Usage.

(a) In this Agreement, unless expressly stated otherwise: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to a gender includes the other gender; (iv) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms; (v) reference to any Legal Requirement means that Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Legal Requirement; (vi) reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision; (vii) “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) “any” means “any and all”; (xi) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (xii) a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto; (xiii) a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct; and (xiv) a reference to a list, or any like compilation (whether in a Schedule or elsewhere), means that the item referred to is complete and correct.

(b) Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(c) This Agreement was negotiated by the parties and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party as having been drafted by it will not apply to any construction or interpretation of this Agreement.

(d) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

ARTICLE II.

SALE AND TRANSFER OF ACQUIRED INTERESTS; CLOSING

Acquired Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase the Acquired Shares from Sellers, and Sellers shall sell, transfer and assign the Acquired Shares to Buyer, free and clear of any Encumbrance.

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Purchase Price. The purchase price for the Acquired Shares (the “Purchase Price”) is 3,000 shares (the “Exchange Shares”) of Series D Preferred stock, par value $0.01 per share, of Buyer (“Buyer Preferred Stock”). At the Closing, Buyer shall deliver the Exchange Shares to each of the Sellers as payment on account of the Purchase Price. The Buyer acknowledges that the Exchange Shares will be allocated among Sellers as set forth on Schedule 2.02. All shares will be subject to the Preferred Stock Designation filed with the State of Nevada.

Closing. Subject to Article X, the purchase and sale (the “Closing”) provided for in this Agreement will take place at the offices’ of Buyer and Seller via video conference, commencing at 10:00 a.m. (local time) on July 01, 2025 or at such other date and time as Buyer and Sellers’ Representative may otherwise agree (“Closing Date”), provided that the Closing will not take place unless and until (1) Buyer has completed its due diligence, (2) Buyer’s board of directors has approved the closing of the transaction, (3) on or prior to the date of the Closing, all other conditions set forth in Articles VIII and IX have been satisfied or waived. If all conditions set forth in Articles VIII and IX are not satisfied or waived by June 20, 2025 subject to Article X, the Closing will take place upon five (5) Business Days following notice given by Buyer stating that all conditions set forth in Articles VIII and IX have been satisfied or waived (other than conditions to be satisfied on the Closing Date). The Closing will be deemed to be effective as of the close of business on the Closing Date for tax and accounting purposes.

Closing Obligations. At the Closing:

(a) Sellers has delivered or shall deliver to Buyer:

(i) Company Certificates representing all of the Acquired Shares, duly endorsed in blank (or accompanied by stock powers executed in blank in proper form for transfer, with appropriate transfer tax stamps, in any, affixed) and otherwise in proper form for transfer and such other documents as Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement;

(ii) The Organizational Documents of each Acquired Company filed with any Governmental Body in connection with its organization, duly certified as of a recent date (no less than sixty days prior to the Closing Date) by the appropriate governmental authority of the jurisdiction of its incorporation or organization, together with a certificate dated as of the Closing Date from the Secretary of each Acquired Company to the effect that no amendments to such Organizational Documents have been filed since the date referred to above;

(iii) The Organizational Documents of each Acquired Company not filed with a Governmental Body in connection with its organization, such as bylaws, operating agreements, partnership agreements and other similar documents, certified as of the Closing Date by the Secretary of each Acquired Company;

(iv) Certificates as to the good standing of each Acquired Company and payment of applicable state Taxes, issued by the appropriate Governmental Body of the jurisdiction of the Acquired Company’s organization and each jurisdiction in which the Acquired Company is licensed or qualified to do business as a (foreign) entity as specified in Schedule 2.04(iv);

(v) The certificate referred to in Section 8.03; unless waived by both Parties.

(vi) Such information as necessary to grant chief executive officer level access to all bank accounts/net banking etc. of the Acquired Companies; subject to the authorization and processing of the applicable banks, which the parties acknowledge may take up to four weeks.

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(b) Buyer shall deliver to Sellers’ Representative:

(i) The Exchange Shares;

(ii) The certificate referred to in Section 9.03; unless waived by both Parties.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Company and each of the Sellers, jointly and severally, represent and warrant to Buyer as set forth below. No specific representation or warranty limits the generality or applicability of a more general representation or warranty.

Section III.04 Organization and Good Standing.

(a) Section 1.02(a) lists each Acquired Company and for each Acquired Company, its legal name, its type of legal entity, its jurisdiction of organization, and each jurisdiction in which it is qualified to do business as a (foreign) entity. Each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is being conducted, to own or use its assets, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a (foreign) entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(b) The Company shall have delivered to Buyer copies of the Organizational Documents of each Acquired Company. No Acquired Company is in default under or in violation of any of its Organizational Documents.

(c) To Sellers’ Knowledge, no Acquired Company has conducted business under or otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed, or trade name other than the names and domain names listed in Schedule 3.01(c).

Section III.05 Enforceability and Authority; No Conflict.

(a) This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. Upon the execution and delivery of Sellers’ Closing Documents by each Seller party thereto, each Sellers’ Closing Document will constitute the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each Seller’s Closing Document to which it is a party.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i) Contravene, conflict with, or violate (A) any Organizational Document of any Acquired Company, (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of any Acquired Company, or (C) any judgment, order or decree, statute, law, ordinance, rule or regulation;

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(ii) Contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any assets owned or used by any Acquired Company, could be subject;

(iii) Contravene, conflict with, violate, result in the loss of any benefit to which any Acquired Company is entitled under, or give any Governmental Body the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by any Acquired Company or that otherwise relates to the business of, or any assets owned or used by, any Acquired Company;

(iv) Cause any Acquired Company to become subject to, or to become liable for payment of, any Tax over the amount of $10,000;

(v) Cause any assets owned or used by any Acquired Company to be reassessed or revalued by any Governmental Body;

(vi) Result in a breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Applicable Contract or any Contract to which any Seller or any Acquired Company is a party;

(vii) Result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by any Acquired Company; or

(viii) Result in, or give any other Person the right or option to cause or declare: (A) a loss of any Intellectual Property Asset, (B) the release, disclosure, or delivery of any Intellectual Property Asset by or to any escrow agent or other Person, or (C) the grant, assignment, or transfer to any other Person of any license, Encumbrance, or other right or interest under, to, or in any Intellectual Property Asset.

(c) No Seller or Acquired Company is or shall be required to give notice to, or obtain Consent, approval, license, permit, order or authorization from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

(d) No registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to such Seller in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (A) compliance with and filings under HSR Act, (B) compliance with and filings under Section 13(a) of the Exchange Act, and (C) those that may be required solely by reason of Buyer’s (as opposed to any other Third Party’s) participation in the acquisition and the other transactions contemplated hereby.

Section III.06 Capitalization of Company and Subsidiaries.

(a) The issued and outstanding Equity Securities of the Company consist only of the Shares owned by the Sellers and the convertible notes issued to Sandra O’Connor, CGJGJ, LLC., a North Carolina Limited Liability Company, Mishpocheh Investments I, LLC. a North Carolina Limited Liability Company and Lighting Direct and Energy Consulting, LLC a North Carolina Limited Liability Company as of June, 2025.

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(b) The Company has the following Subsidiaries: STB Enterprises, LLC., an Oregon Limited Liability Company, STH Enterprises, LLC., an Oregon Limited Liability Company and STIP, LLC., an Oregon Limited Liability Company

Section III.07 Contracts. relating to any Equity Security of any Acquired Company, including any Contract for the sale, voting, or transfer thereof. Other than this Agreement, the Acquired Shares are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Acquired Shares. No outstanding Equity Security or other security of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Acquired Shares may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking [or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Shares. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary. No Acquired Company owns, or is a party to or bound by any Contract to acquire, any Equity Security or other security of any Person or any direct or indirect equity or ownership interest in any other business. No Acquired Company is obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any other Person.

Financial Statements. Sellers have delivered to Buyer: (a) consolidated balance sheets of the Company and its Subsidiaries (collectively, the “Financial Statements”). The Financial Statements (i) fairly present the consolidated financial condition and the results of operations, changes in shareholders’ equity, and cash flows of the Company and its Subsidiaries as at the respective dates of, and for the periods referred to in, the Financial Statements, and (ii) were prepared in accordance with GAAP, subject to the applicable Legal Requirement relating to the preparation of financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP or the applicable Legal Requirement relating to the preparation of financial statements to be included or reflected in the Financial Statements. The Financial Statements were prepared from, and are consistent with, the accounting Records of each Acquired Company. To the knowledge of Sellers and the Company, the Company and the Subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that have had or could reasonably be expected to have a Material Adverse Effect on the Company, except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (iii) for Taxes.

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Section III.06 Books and Records.

(a) The books of account and other Records of each Acquired Company, all of which have been made available to Buyer, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Applicable Legal Requirement. The Acquired Companies have implemented and maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or the applicable Legal Requirement relating to the preparation of financial statements, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or the applicable Legal Requirement relating to the preparation of financial statements and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The minute books of each Acquired Company contain complete and correct Records of all meetings held and actions taken by written consent of, the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of such Acquired Company, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books. Each Acquired Company has at all times maintained complete and correct Records of all issuances and transfers of its Equity Securities. At the Closing, all such minute books and Records will be in the possession of the Company and located at their respective registered offices.

(c) Sellers acknowledge that the SEC may require certain filings as a result of the contemplated transaction. Sellers ensure and guarantee that, at Sellers’ or the Company’s cost, Sellers shall deliver to Buyer or Buyer’s counsel all information necessary to prepare the forms without undue delay; Sellers are aware that it may be necessary to prepare pro forma financial statements for each Acquired Company at least two years’ back in time. Sellers are aware of the strict official demands concerning documented financial information during said time periods.

Section III.07 Condition and Sufficiency of Assets. The Company or an Acquired Company has good and valid title to all of its real and personal property, including, but not limited to, all of the assets reflected on the balance sheet or thereafter acquired, as set forth in Schedule 3.07; or otherwise disposed of since the date of the balance sheet in the ordinary course of business consistent with past practice, in each case free and clear of all Encumbrances. The assets owned by each Acquired Company constitute all the assets used in connection with the business of such Acquired Company. Such assets constitute all the assets necessary for such Acquired Company to continue to conduct its business following the Closing as it is being conducted.

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Section 3.08 Accounts Receivable. All accounts receivable of each Acquired Company, whether or not reflected on the Interim Balance Sheet, represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, defense, or right of setoff, other than in the Ordinary Course of Business, with respect to any account receivable. Schedule 3.08 lists and sets forth the aging of all accounts receivable as of the Interim Balance Sheet Date.

Inventories. All inventories of each Acquired Company, whether or not reflected on the Interim Balance Sheet, consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business. No Acquired Company is in possession of any goods not owned by such Acquired Company. The inventories (other than goods in transit) of each Acquired Company are located on the premises of an Acquired Company. All inventories are valued at the lower of cost or net realizable value. Inventories that were purchased after the Interim Balance Sheet Date were purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase for items of similar quality and quantity. The quantities of each item of inventory are not excessive, but are reasonable for the continued operation of each Acquired Company in the Ordinary Course of Business.

No Undisclosed Liabilities. No Acquired Company has any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet.

Section III.11 Taxes.

(a) Filed Returns and Tax Payments.

(i) Each Acquired Company has filed or caused to be filed on a timely basis all Tax Returns that were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.

(ii) No Acquired Company has requested any extension of time within which to file any Tax Return, except in the normal course of business.

(iii) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are complete and correct and comply with applicable Legal Requirements.

(iv) Each Acquired Company has paid, or made provision for the payment of, all Taxes that have or could have become due for all periods covered by any Tax Return or otherwise, including pursuant to any assessment received by Sellers or any Acquired Company.

(v) Each Acquired Company has withheld or collected and paid to the proper Governmental Body or other Person all Taxes required to be withheld, collected, or paid by it.

(vi) No claim has ever been made by any Governmental Body in a jurisdiction where any Acquired Company does not file Tax Returns that it is or could be subject to taxation by that jurisdiction, nor is there any reasonable basis for such a claim.

(b) Audited or Closed Tax Years

(i) All Tax Returns of each Acquired Company have been received by the applicable Governmental Body or are closed by the applicable statute of limitations for all taxable years through 2023.

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(ii) To the Knowledge of Sellers, no Governmental Body will assess any additional taxes for any period for which Tax Returns have been filed.

(iii) No Tax Return of any Acquired Company is under audit by the applicable Governmental Body, and no notice of such an audit has been received by any Acquired Company. To the Knowledge of Sellers, there are no threatened Proceedings for or relating to Taxes, and there are no matters under discussion with the applicable Governmental Body with respect to Taxes. No issues relating to Taxes have been raised in writing by the applicable Governmental Body during any pending audit, and no issues relating to Taxes have been raised in writing by the IRS or other Governmental Body in any audit that could recur in a later taxable period. There is no proposed Tax assessment against any Acquired Company.

(iv) No Proceedings are pending before the applicable Governmental Body with respect to the Taxes of any Acquired Company.

(v) No Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company could be liable.

(vi) No Encumbrance for Taxes exists with respect to any assets of any Acquired Company, except statutory liens for Taxes not yet due.

(c) Accruals and Reserves. The charges, accruals, and reserves with respect to Taxes on the accounting Records of each Acquired Company are adequate and are at least equal to that Acquired Company’s liability for Taxes and to the Acquired Companies’ liability for Taxes on a consolidated basis, respectively.

(d) Status of Acquired Companies. No Acquired Company has been a member of any affiliated group of entities (other than a group of which the Company is the common parent) which has filed a combined, consolidated, or unitary income Tax Return with any Governmental Body. No Acquired Company is liable for the Taxes of any Person (other than another Acquired Company) or any similar provision of any applicable Legal Requirement, as a transferee or successor, by contract, or otherwise.

(e) Miscellaneous.

(i) No Acquired Company has received, been the subject of, or requested a written ruling of a Governmental Body relating to Taxes, and no Acquired Company has entered into a Contract with a Governmental Body relating to Taxes that would have a continuing effect after the Closing Date. Other than disclosed in this document.

(ii) No Acquired Company has participated in any “reportable transaction”.

No Material Adverse Change. Since the Balance Sheet Date, no Acquired Company has suffered any Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

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Section III.13 Compliance with Legal Requirements; Governmental Authorizations.

(a) To the Knowledge of Sellers:

(i) Each Acquired Company has at all times been in compliance with each Legal Requirement that is or was applicable to it or the conduct of its business or the ownership or use of any of its assets;

(ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) could give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action;

(iii) No Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action; and

(iv) No proposed Legal Requirement could have an adverse consequence on any Acquired Company or could require an expenditure of $10,000 or more by any Acquired Company to comply with such Legal Requirement. Other than disclosed in this document.

(b) Schedule 3.13(b) lists each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any assets owned or used by, any Acquired Company. Each Governmental Authorization listed in Schedule 3.13(b) is valid and in full force and effect.

(i) Each Acquired Company has at all times been in compliance with each Governmental Authorization;

(ii) No event has occurred or circumstance exists that could (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of, or a failure on the part of any Acquired Company to comply with, any Governmental Authorization listed in Schedule 3.12(b), or (B) result, directly or indirectly, in the revocation, suspension, cancellation, termination, or modification of any Governmental Authorization;

(iii) No Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization, or (B) any actual, proposed, or potential revocation, suspension, cancellation, termination, or modification of any Governmental Authorization; and

(iv) All applications required to have been filed for the renewal or reissuance of the Governmental Authorizations listed in Schedule 3.13(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(c) The Governmental Authorizations listed in Schedule 3.13(b) constitute all Governmental Authorizations necessary to permit each Acquired Company lawfully to continue to conduct its business in the manner in which it conducts such business and to own and use its assets in the manner in which it owns and uses such assets.

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Section III.14 Legal Proceedings; Orders.

(a) Since January 1, 2025 there has not been, and there is not pending or, to the Knowledge of Sellers, threatened, any Proceeding:

(i) By or against any Acquired Company or that otherwise relates to or could affect the business of, or any assets owned or used by, any Acquired Company; or

(ii) By or against any Seller that relates to the Acquired Shares; or

(iii) That challenges, or that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

(b) To the Knowledge of Sellers, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding.

(i) There is no Order to which any Acquired Company, or any assets owned or used by any Acquired Company, is subject; and

(ii) No Seller is subject to any Order that relates to the business of, or any assets owned or used by, any Acquired Company.

(iii) Each Acquired Company has at all times been in compliance with each Order to which it, or any assets owned or used by it, is or has been subject;

(iv) No event has occurred or circumstance exists that could constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which (A) any Acquired Company, or any assets owned or used by any Acquired Company, is subject, or (B) any Seller is subject that relates to the business of, or any assets owned or used by, any Acquired Company; and

(v) No Acquired Company or Seller has, at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Order to which (A) any Acquired Company, or any assets owned or used by any Acquired Company, is subject, or (B) any Seller is subject that relates to the business of, or any assets owned or used by, any Acquired Company.

Absence of Certain Changes and Events. Since the Balance Sheet Date, each Acquired Company has conducted its business only in the Ordinary Course of Business, and there has not been any:

(a) Issuance of or change in the authorized or issued Equity Securities of any Acquired Company; purchase, redemption, retirement, or other acquisition by any Acquired Company of any Equity Security of any Acquired Company; or declaration or payment of any dividend or other distribution or payment in respect of the Equity Securities of any Acquired Company;

(b) Amendment to the Organizational Documents of any Acquired Company;

(c) Other than any payments by an Acquired Company of bonuses, salaries, benefits, or other compensation in the Ordinary Course of Business, payment, increase or decrease by any Acquired Company of any bonus, salary, benefit, or other compensation to any holder of an Equity Security, director, manager, officer, employee, or consultant or entry into or amendment of any employment, severance, bonus, retirement, loan, or other Contract with any holder of any Equity Security, director, manager, officer, employee, or consultant;

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(d) Damage to or destruction or loss of any asset owned or used by any Acquired Company, whether or not covered by insurance;

(e) Entry into, modification, termination, or expiration of, or receipt of notice of termination of, any Applicable Contract.

(f) Sale (other than sales of inventory in the Ordinary Course of Business), lease, other disposition of, or imposition of an Encumbrance on any asset owned or used by any Acquired Company;

(g) Release or waiver of any claim or right of any Acquired Company with a value in excess of $10,000;

(h) Change in the accounting methods used by any Acquired Company except a change to GAAP;

(i) Capital expenditure (or series of related capital expenditures) by any Acquired Company either involving more than $10,000 or outside the Ordinary Course of Business;

(j) Capital investment in, loan to, or acquisition of the securities or assets of, any Person (or series of related capital investments, loans, and acquisitions) by any Acquired Company either involving more than $10,000 or outside the Ordinary Course of Business or acquisition (by merger, exchange, consolidation, acquisition of Equity Securities or assets, or otherwise) of any Person by any Acquired Company;

(k) Note, bond, debenture, or other indebtedness for borrowed money issued, created, incurred, assumed, or guaranteed (including advances on existing credit facilities) involving more than $10,000 individually or $10,000 in the aggregate by any Acquired Company;

(l) Contract by any Acquired Company or any Seller to do any of the foregoing; or

(m) Other material occurrence, event, action, failure to act, or transaction outside the Ordinary Course of Business involving any Acquired Company.

Section III.16 Contracts.

(a) Sellers have delivered to Buyer a copy of, each Applicable Contract:

(i) Involving the performance of services, delivery of goods or materials, or payments by one or more Acquired Companies of an amount or value in excess of $5,000;

(ii) Involving the performance of services, delivery of goods or materials, or payments to one or more Acquired Companies of an amount or value in excess of $5,000

(iii) That was not entered into in the Ordinary Course of Business;

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(iv) With respect to Intellectual Property Assets, including Contracts with current or former employees, consultants, or contractors regarding the ownership, use, protection, or nondisclosure of any of the Intellectual Property Assets;

(v) With any labor union or other employee representative of a group of employees relating to wages, hours, or other conditions of employment;

(vi) Involving any joint venture, partnership, or limited liability company agreement involving a sharing of profits, losses, costs, Taxes, or other liabilities by any Acquired Company with any other Person;

(vii) Containing covenants that in any way purport to restrict the right or freedom of any Acquired Company or any other Person for the benefit of any Acquired Company to (A) engage in any business activity, (B) engage in any line of business or compete with any Person, or (C) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person;

(viii) Providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(ix) Containing an effective power of attorney granted by any Acquired Company;

(x) Containing or providing for an express undertaking by any Acquired Company to be responsible for consequential, special, or liquidated damages or penalties or to indemnify any other party;

(xi) For capital expenditures in excess of $5,000

(xii) Involving the settlement, release, compromise, or waiver of any material rights, claims, obligations, duties, or liabilities;

(xiii) Relating to any loan, advance, extension of credit or other indebtedness of any Acquired Company in excess of $5,000

(xiv) Relating to the employment of any employee of any Acquired Company;

(xv) Under which any Acquired Company has loaned to, or made an investment in, or guaranteed the obligations of, any Person in excess of $5,000

(xvi) Relating to any bond or letter of credit;

(xvii) Containing any obligation of confidentiality or nondisclosure between any Acquired Company and any other Person for the benefit of any Acquired Company or such other Person;

(xviii) License, sublicense, option or other agreement relating in whole or in part to the Intellectual Property Assets (including any license or other agreement under which the Company or any Acquired Company is a licensee or licensor of any Intellectual Property);

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(xix) Lease, sublease or similar Contract with any person (other than the Company or a Subsidiary) under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Subsidiary) any assets of the Acquired Company;

(xx) providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor person;

(xxi) which is a confidentiality agreement;

(xxii) which is a currency exchange, interest rate exchange, commodity exchange or similar Contract;

(xxiii) which has an aggregate future liability to any person (other than the Company or a Subsidiary) in excess of $10,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days; and

(xxiv) Constituting an amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

(xxv) Each Applicable Contract is in full force and effect, and is valid and enforceable in accordance with its terms;

(xxvi) The completion or performance of each Applicable Contract will not result in an adverse consequence to any Acquired Company.

(xxvii) Each Acquired Company has been in compliance with each Applicable Contract since the effective date of such Applicable Contract;

(xxviii) Each other Person that has any obligation or liability under any Applicable Contract has been in compliance with such Applicable Contract since the effective date of such Applicable Contract;

(xxix) No event has occurred or circumstance exists that (with or without notice or lapse of time) could result in a Breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any Applicable Contract;

(xxx) No event has occurred or circumstance exists under or by virtue of any Applicable Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any assets owned or used by any Acquired Company; and

(xxxi) No Acquired Company has given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, or potential Breach of any Applicable Contract.

(b) There is no renegotiation of, attempt to renegotiate, or outstanding rights to renegotiate any Applicable Contract with any Person, and no Person has made written demand for such renegotiation.

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(c) Each Applicable Contract relating to the sale, design, manufacture, or provision of products or services by an Acquired Company has been entered into in the Ordinary Course of Business and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, in violation of any Legal Requirement.

Section III.17 Insurance.

The Acquired Companies currently have necessary and required insurance policies which have been provided to the Company in due diligence and are set forth on Schedule 3.17.

Section III.18 Employees and Consultants.

(a) Schedule 3.18(a) lists the following information for each employee of each Acquired Company, including each employee on leave of absence or layoff status: employer, name, date of commencement of employment and rate of compensation.

(b) Schedule 3.18(b) lists the following information for every independent contractor, consultant, or sales agent of each Acquired Company: name, responsibilities, date of engagement, and compensation. Each such independent contractor, consultant, or sales agent qualifies as an independent contractor in relation to such Acquired Company for purposes of all applicable Legal Requirements, including those relating to Taxes, insurance, and employee benefits.

(c) To the Knowledge of Sellers, (i) no director, officer, or other key employee of any Acquired Company intends to terminate such Person’s employment with such Acquired Company, and (ii) no independent contractor, consultant, or sales agent intends to terminate such Person’s arrangement with any Acquired Company.

(d) To the Knowledge of Sellers, no retired employee or director of any Acquired Company, or their dependents are receiving benefits or scheduled to receive benefits from any Acquired Company in the future.

(e) To the Knowledge of Sellers, no employee has been terminated or laid off by any Acquired Company since January 1, 2025.

(f) To the Knowledge of Sellers, no director, officer, employee, agent, consultant, or independent contractor of any Acquired Company is bound by any Contract or subject to any Order that purports to limit the ability of such director, officer, employee, agent, consultant, or independent contractor (i) to engage in or continue or perform any conduct, activity, duties, or practice relating to the business of any Acquired Company or (ii) to assign to any Acquired Company any rights to any invention, improvement, or discovery. No former or current employee of any Acquired Company is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or could affect the ability of any Acquired Company to continue to conduct its business as conducted.

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Section III.19 Intellectual Property Assets.

(a) Definition of Intellectual Property Assets. The term “Intellectual Property Assets” means all intellectual property owned, licensed (as licensor or licensee), or used by an Acquired Company, including:

(i) The name of each Acquired Company, assumed, fictional, business and trade names, registered and unregistered trademarks, service marks, and logos, and trademark and service mark applications (collectively, “Marks”);

(ii) Patents, patent applications (collectively, “Patents”), and Invention Disclosures;

(iii) Registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);

(iv) Software (including firmware and other software embedded in hardware devices), software code (including source code and executable or object code), subroutines, interfaces, including APIs, and algorithms (collectively “Software”);

(v) All know-how, trade secrets, confidential or proprietary information, customer lists, technical information, data, process technology, plans, drawings, inventions, and discoveries, whether or not patentable (collectively, “Trade Secrets”);

(vi) All rights in Internet websites, Internet domain names, and keywords held by an Acquired Company (collectively “Domain Names”).

(b) Nature of Intellectual Property Assets.

(i) The Intellectual Property Assets owned by each Acquired Company, together with the Intellectual Property Assets licensed by that Acquired Company and listed in Schedule 3.19(b)(i), are all those used in or necessary for the conduct of the business of such Acquired Company as it is being conducted. One or more Acquired Companies is the owner of each of the owned Intellectual Property Assets, free and clear of any Encumbrance, and has the right to use them without payment to any Person. No Acquired Company is bound by, and none of the owned Intellectual Property Assets is subject to, any Contract that in any way limits or restricts the ability of any Acquired Company to use, exploit, assert, or enforce any such Intellectual Property Asset anywhere in the world.

(ii) All former and current employees or independent contractors of each Acquired Company have executed written Contracts with that Acquired Company that assign to that Acquired Company all rights to any inventions, improvements, discoveries or information, and works of authorship of such employee or independent contractor relating to the business of that Acquired Company.

(iii) No funding, facilities, or personnel of any Governmental Body, any educational institution, or any other Person (other than an Acquired Company) were used, directly or indirectly, to develop or create, in whole or in part, any owned Intellectual Property Asset.

(iv) Since December 31, 2024, no Acquired Company has assigned or otherwise transferred any interest in, or agreed to assign or otherwise transfer any interest in, any Intellectual Property Asset to any other Person other than in the normal course of business.

(v) No Acquired Company is or ever was a member or promoter of, or a contributor to, any industry standards body or other organization that could require or obligate any Acquired Company to grant or offer to any other Person any license or right to any Intellectual Property Asset.

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(c) Patents.

(i) To the Knowledge of Sellers, no patents and invention disclosures relating to inventions have been conceived or reduced to practice by one or more officers, employees, independent contractors, or other parties with whom any Acquired Company may have collaborated in connection with developments on behalf of such Acquired Company’s business (“Invention Disclosures”).

(ii) All Patents are in compliance with all applicable Legal Requirements (including payment of filing, examination, and maintenance fees, and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Invention Disclosure describes any invention that has been publicly disclosed or offered for sale, creating a bar to filing patent applications within 90 days after the Closing.

(iii) No Patent has been or is involved in any interference, reissue, reexamination, or opposition Proceeding, and, to the Knowledge of Sellers, no such Proceeding is threatened. To the Knowledge of Sellers, there is no potentially interfering patent or patent application of any Person with respect to any Patent.

(iv) No Patent is or has been infringed or has been challenged or, to the Knowledge of Sellers, no such challenge is threatened. None of the products manufactured or sold, or any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(d) Marks

(i) Schedule 3.19(d) lists all Marks, including the name of the Acquired Company that owns or uses such Mark.

(ii) All Marks have been registered with the United States Patent and Trademark Office and foreign countries where any of the Acquired Companies do substantial business related to the goods or services associated with such Marks, are in compliance with all applicable Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date.

(iii) No Mark has been or is involved in any dispute, opposition, invalidation, or cancellation Proceeding and, to the Knowledge of Sellers, no such Proceeding is threatened.

(iv) To the Knowledge of Sellers, there is no potentially interfering trademark or trademark application of any Person with respect to any Mark.

(v) No Mark is or has been infringed or has been challenged and, to the Knowledge of Sellers, no such challenge is threatened. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any Person.

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(vi) All products and materials containing a registered Mark bear the proper federal registration notice where permitted by law.

(e) Copyrights.

(i) Schedule 3.19(e) lists all registered Copyrights and all material unregistered Copyrights used in connection with the products or services provided by any Acquired Company, including the name of the Acquired Company that owns or uses such Copyright if any.

(ii) All registered Copyrights are in compliance with all applicable Legal Requirements, and all the Copyrights listed in Schedule 3.19(e) are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date.

(iii) No Copyright listed in Schedule 3.19(e) is or has been infringed or has been challenged, and, to the Knowledge of Sellers, no such challenge is threatened. None of the subject matter of any Copyright infringes or is alleged to infringe any copyright of any Person or is a derivative work based upon the work of any other Person.

(iv) All works encompassed by the Copyrights listed in Schedule 3.19(e) have been marked with the proper copyright notice.

(f) Trade Secrets.

(i) The documentation relating to each Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) Each Acquired Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of each Trade Secret (including the enforcement by each Acquired Company of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in such Acquired Company’s standard form, and all current and former employees and independent contractors of each Acquired Company have executed such an agreement).

(iii) No Trade Secret is part of the public knowledge or literature or has been used, divulged, or appropriated either for the benefit of any Person (other than an Acquired Company) or to the detriment of any Acquired Company. No Trade Secret is subject to any adverse claim or has been challenged, and, to the Knowledge of Sellers, no such challenge is threatened. No Trade Secret infringes or is alleged to infringe any intellectual property right of any Person.

(g) Software. There is no Software owned, licensed, or used by any Acquired Company (other than commonly available, non-customized third-party software licensed to an Acquired Company for internal use on a nonexclusive basis). Each Acquired Company has all rights necessary to use all copies of all Software used by such Acquired Company.

(h) Domain Names/Domain Names (“Domain Names”).

(i) Schedule 3.19(h) lists all (Internet) Domain Names, including the name of the Acquired Company that owns or uses such Domain Name.

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(ii) All (Internet) Domain Names have been registered in the name of an Acquired Company and are in compliance with all applicable Legal Requirements.

(iii) No (Internet) Domain Name has been or is involved in any dispute, opposition, invalidation, or cancellation Proceeding and, to the Knowledge of Sellers, no such Proceeding is threatened.

(iv) To the Knowledge of Sellers, there is no domain name application pending of any other Person which would or would potentially interfere with or infringe any (Internet) Domain Name.

(v) No (Internet) Domain Name is or has been infringed or has been challenged and, to the Knowledge of Sellers, no such challenge is threatened. No Domain Name infringes or is alleged to infringe the trademark, copyright, or domain name of any other Person.

(i) Ownership. Schedule 3.19(d), Schedule 3.9(e) AND Schedule 319(h) set forth a true and complete list of all Intellectual Property Assets, owned, used, filed by or licensed to the Acquired Companies, other than unregistered designs and copyrights that, individually and in the aggregate, are not material to the conduct of the business of the Acquired Companies. All the Intellectual Property Assets has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the business of the Acquired Companies and the Subsidiaries as presently conducted, (ii) to the knowledge of Sellers and the Company, the Acquired Companies are the sole and exclusive owner of, and the Acquired Companies have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Intellectual Property Assets and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, and (iii) during the past 18 months none of Sellers, the Company and the Subsidiaries has received any written or oral communication from any person asserting any ownership interest in any Intellectual Property Assets.

(j) None of Sellers and the Acquired Companies has granted any license of any kind relating to any Intellectual Property Assets or the marketing or distribution thereof, except nonexclusive licenses to end-users in the ordinary course of business. None of Sellers and the Acquired Companies is bound by or a party to any option, license or similar Contract relating to the Intellectual Property Assets of any other person for the use of such Intellectual Property Assets in the conduct of the business of the Acquired Companies. To the knowledge of Sellers and the Company, the conduct of the business of the Acquired Companies as presently conducted does not violate, conflict with or infringe the intellectual property rights of any other Person.

(k) All material technology or Intellectual Property Assets has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and key personnel of the Acquired Companies, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material technology (collectively, “Personnel”), have executed and delivered to the Company a proprietary information agreement restricting such person’s right to disclose proprietary information of the Acquired Companies. All former and current Personnel either (i) have been party to a “work-for-hire” arrangement or agreement with the Acquired Companies that, in accordance with all Applicable Laws, has accorded the Acquired Companies full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Acquired Companies as assignee that have conveyed to the Acquired Companies full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any claim against any Seller or the Acquired Companies in connection with such person’s involvement in the conception and development of any technology or intellectual property and no such claim has been asserted or is threatened.

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Section III.20 Foreign Corrupt Practices. None of the Acquired Companies and no Representative of any Acquired Company in its capacity as such has violated the Foreign Corrupt Practices Act or the anticorruption laws of any jurisdiction where such Acquired Company does business. Each Acquired Company has at all times complied with all Legal Requirements relating to export control and trade sanctions or embargoes.

Section III.21 Securities Law Matters.

(a) Each Seller is acquiring its Exchange Shares for its own account and not with a view to its distribution. Each Seller is an “accredited investor”.

(b) Each Seller confirms that Buyer has made available to such Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as such Seller has requested, and all such information has been received.

(c) Each Seller understands that the Exchange Shares have not been registered under the Securities Act or any applicable securities laws of any other state, territory or jurisdiction and that the Exchange Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such Exchange Shares may not be transferred or resold without registration, qualification or approval under applicable securities laws, or pursuant to an exemption therefrom. Each Seller represents and warrants further that such Seller has no contract, understanding, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Exchange Shares for which the Investor hereby subscribes (in whole or in part).

Each Seller shall accept a restriction on transfer (lock-up) of the Exchange Shares for a period of twelve (12) months following the Closing. No shares can be sold, assigned, pledged, or otherwise transferred in any manner for a period of 12 months following the Closing without the prior written consent of Buyer. It is understood that the certificates evidencing the Exchange Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Section III.22 Product Liabilities and Warranties.

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(a) Other than in the ordinary course of business, no Acquired Company has incurred any Loss as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions, or otherwise) with respect to any product designed, manufactured, sold, leased, licensed, or delivered, or any service provided by any Acquired Company, whether such Loss is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), any doctrine of common law (tort, contract, or other), any other Legal Requirement, or otherwise. No Governmental Body has alleged that any product designed, manufactured, sold, leased, licensed, or delivered by any Acquired Company is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Body. No product designed, manufactured, sold, leased, licensed, or delivered by any Acquired Company has been recalled, and no Acquired Company has received any notice of recall (written or oral) of any such product from any Governmental Body. No event has occurred or circumstance exists that (with or without notice or lapse of time) could result in any such liability or recall.

(b) Other than in the ordinary course of business no Acquired Company has given to any Person any product or service guaranty or warranty, right of return, or other indemnity relating to the products manufactured, sold, leased, licensed, or delivered, or services performed, by any Acquired Company. Each Acquired Company has legally excluded liability for all special, incidental, punitive, and consequential damages to any customer, dealer, or distributor of any Acquired Company or customer of any such dealer or distributor.

Section III.23 The Company has all permits, licenses, and similar authority necessary for the conduct of the acquired companies and any associated real estate. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

Brokers or Finders. No Seller or Acquired Company, and none of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or the Contemplated Transactions.

Disclosure. No representation or warranty or other statement made by any Seller in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

(a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

Section IV.02 Enforceability and Authority; No Conflict.

(a) The execution, delivery, and performance by Buyer of this Agreement and Buyer’s Closing Documents have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon execution and delivery of Buyer’s Closing Documents by Buyer, each of Buyer’s Closing Documents will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents.

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(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i) Contravene, conflict with, or violate (A) any Organizational Document of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

(ii) Contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any assets owned or used by Buyer, is subject; or

(iii) Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Contract to which Buyer is a party.

(c) Except as set forth in Schedule 4.02, Buyer is not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

Investment Intent. Buyer is acquiring the Acquired Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

Certain Proceedings. There is no Proceeding pending against Buyer that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction. To Buyer’s Knowledge, no such Proceeding has been threatened.

Brokers or Finders. Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission, or other similar payment in connection with this Agreement or the Contemplated Transactions.

Section IV.06 Capitalization of Buyer.

(a) The authorized Equity Securities of the Company consist of (i) 500,000,000 shares of Buyer Common Stock, of which 40,266,149 shares are issued and outstanding as of the date of this Agreement, and (ii) 3,000,000 shares of Series A preferred stock, of which826,000 are issued outstanding, and (iii) 500 shares of Series C preferred stock, of which 481 are issued and outstanding.

(b) All the outstanding Equity Securities of Buyer have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in Schedule 4.06(b), there are no shareholder or other Contracts relating to any Equity Security of Buyer, including the sale, voting, or transfer thereof. No outstanding Equity Security or other security of Buyer was issued in violation of the Securities Act or any other Legal Requirement. Buyer has no outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person the right to acquire (whether by preemptive rights or otherwise) any Equity Security of any Acquired Company.

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Section IV.07 Validity of Shares.

(a) The Exchange Shares, when issued at Closing in accordance with and for the consideration provided for in this Agreement, will be validly issued, fully paid and nonassessable. At Closing Sellers will receive good title to the Exchange Shares, free and clear of all Encumbrances.

(b) Assuming the accuracy of (i) the representations and warranties of the Sellers set forth in this Agreement the issuance of Exchange Shares to the Sellers will be exempt from registration requirements under the Securities Act and any other applicable securities laws.

Section IV.08 SEC Reports; Financial Statements; Public Communications; Internal Controls and Disclosure Controls.

(a) Through the date of 07/31/24, Buyer has filed all reports, schedules, forms, registration statements and other documents required to be filed by it with the SEC pursuant to the requirements of the Exchange Act (all of the foregoing, together with any other reports, schedules, forms, registration statements and other documents, including in each case all exhibits included therewith and financial statements and schedules thereto and documents incorporated by reference therein being referred to herein as the “SEC Documents” and Buyer’s balance sheet as of July 31, 2024 (the “Buyer Balance Sheet Date”), as included in Buyer’s annual report on Form 10-K for the period then ended, being referred to herein as the “Buyer Balance Sheet”) Buyer has made available by request to the Company or its representatives true and complete copies of the SEC Documents that are not available on the SEC’s EDGAR system. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than five Business Days prior to the date this representation is made. Buyer has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As part of this transaction, Buyer affirms that it will cause all needed and outstanding filings to be made as soon as practicably possible in order to get current with SEC.

(b) As of their respective dates, the financial statements of Buyer included in the SEC Documents (including the notes thereto, the “Buyer Financial Information”) complied as to form in all material respects with applicable accounting requirements and securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of its or their operations and cash flows, as applicable, for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). The Financial Information is true, accurate and complete, has been prepared in accordance with GAAP, is consistent with the books and records of Buyer and its predecessors (which are true, accurate and complete), and fairly presents such information as of the dates, and for the periods, presented. Since the date of the Buyer Balance Sheet, there has been no change in Buyer’s reserve or accrual amounts or policies.

(c) Except for disclosures filed with the SEC, there are no, and have not been any, press releases, analyst reports, advertisements or other written communications with stockholders or other investors, or potential stockholders or other potential investors, on behalf of Buyer or otherwise relating to Buyer, issued, made, distributed, paid for or approved by Buyer or any of their respective officers, directors or Affiliates, by any Person engaged by (or otherwise acting on behalf of) Buyer or any of its officers, directors or Affiliates, or, to the knowledge of Buyer, by any stockholder of Buyer. None of Buyer, its officers, directors and Affiliates or any stockholder of Buyer has made any filing with the SEC, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of Buyer or otherwise relating to Buyer that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Company that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

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(d) The accounting firm that has expressed its opinion with respect to the financial statements included in Buyer’s most recently filed annual report on Form 10-K (the “Audit Opinion”) is independent of Buyer pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable securities Laws. Each other accounting firm that has conducted or will conduct a review or audit of any of Buyer’s financial statements was and is independent of Buyer pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and was and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities Laws. There is no transaction, arrangement or other relationship between Buyer and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by Buyer in its reports pursuant to the Exchange Act. Neither Buyer nor any director, officer or employee, of Buyer has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices. No attorney representing Buyer, whether or not employed by Buyer, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the SEC’s rules and regulations promulgated thereunder. There have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of Buyer.

(e) Buyer is in compliance in all material respects with all rules and regulations of the Eligible Market applicable to it and the Buyer Common Stock. Buyer has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension, or termination of the trading or quotation of, the Buyer Common Stock by or on the Eligible Market in the foreseeable future. Since 1983, (i) the Buyer Common Stock has been, and is, quoted on the OTC Markets (former OTCBB) under the symbol “THCT” (ii) trading and quotation in the Buyer Common Stock has not been suspended by the SEC or the Eligible Market and (iii) Buyer has received no communication, written or oral, from the SEC or the Eligible Market regarding the suspension or termination of the trading or quotation of the Buyer Common Stock by or on the Eligible Market. During the period commencing with the date of this Agreement and ending on the Closing Date, Buyer shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities Laws and rules and the Eligible Market.

Investment Company. The Buyer is not, as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

No Undisclosed Liabilities. Except as set forth in Schedule 4.10, Buyer has no liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Buyer Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of Buyer’s unaudited consolidated balance sheet as at 31 March 2018. .

No Material Adverse Change. Since the Buyer Balance Sheet Date, Buyer has not suffered any Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

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Section IV.12 Compliance With Legal Requirements; Governmental Authorizations.

(a) Except as set forth in Schedule 4.12(a):

(i) Buyer has at all times been in compliance with each Legal Requirement that is or was applicable to it or the conduct of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any Legal Requirement, or (B) could give rise to any obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any remedial action;

(iii) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action;

(b) Each Governmental Authorization that is held by Buyer is valid and in full force and effect.

(i) Buyer has at all times been in compliance with each Governmental Authorization;

(ii) No event has occurred or circumstance exists that could (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of, or a failure on the part of Buyer to comply with, any Governmental Authorization or (B) result, directly or indirectly, in the revocation, suspension, cancellation, termination, or modification of any Governmental Authorization;

(iii) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization, or (B) any actual, proposed, or potential revocation, suspension, cancellation, termination, or modification of any Governmental Authorization; and

(iv) All applications required to have been filed for the renewal or reissuance of Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

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Section IV.13 Legal Proceedings; Orders.

(a) Except as set forth in Schedule 4.13(a), since May 1, 2025 there has not been, and there is not pending or, to the Knowledge of Buyer, threatened, any Proceeding:

(i) By or against Buyer or that otherwise relates to or could affect the business of, or any assets owned or used by, Buyer; or

(ii) By or against Buyer that relates to the Exchange Shares; or

(iii) That challenges, or that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

To the Knowledge of Buyer, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding.

(b) Except as set forth in Schedule 4.13(b), to the Knowledge of Buyer:

(i) There is no Order to which Buyer, or any assets owned or used by Buyer, is subject; and

(ii) Buyer is not subject to any Order that relates to the business of, or any assets owned or used by, Buyer.

(c) Except as set forth in Schedule 4.13(c), to the Knowledge of Buyer:

(i) Buyer is in compliance with each Order to which it, or any assets owned or used by it, is subject;

(ii) no event has occurred or circumstance exists that could constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which (A) Buyer, or any assets owned or used by Buyer, is subject, or (B) Buyer is subject that relates to the business of, or any assets owned or used by, Buyer.

ARTICLE V.

COVENANTS OF SELLERS PRIOR TO CLOSING DATE.

Access and Investigation. Prior to the Closing Date, and upon reasonable notice from Buyer, each Seller shall, and shall cause each Acquired Company to (a) afford Buyer and its Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to each Acquired Company’s personnel, assets, Contracts, and Records, (b) furnish Buyer Group with copies of all such Contracts and Records as Buyer may reasonably request, (c) furnish Buyer Group with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the business, condition (financial or otherwise), assets, results of operations, or prospects of each Acquired Company.

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Operation of the Businesses of the Acquired Companies. Prior to the Closing Date, each Seller shall, and shall cause each Acquired Company to:

(a) Conduct the business of such Acquired Company only in the Ordinary Course of Business;

(b) Use its best efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the officers, employees, and agents of such Acquired Company, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

(c) Confer with Buyer prior to implementing operational decisions of a material nature;

(d) Report to Buyer at such times as Buyer may reasonably request concerning the status of the business, condition (financial or otherwise), assets, results of operations, or prospects of such Acquired Company;

(e) Make no material changes in management personnel of such Acquired Company;

(f) Maintain the assets owned or used by such Acquired Company in a state of repair and condition that complies with Legal Requirements and Contracts and is consistent with the requirements and normal conduct of the business of such Acquired Company;

(g) Keep in full force and effect, without amendment, all material rights relating to the business of such Acquired Company;

(h) Comply with all Legal Requirements applicable to, and all Applicable Contracts of, such Acquired Company;

(i) Continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.17 or substantially equivalent policies;

(j) Maintain all records of such Acquired Company consistent with past practice; and

(k) Take no action, or fail to take any reasonable action within its control, as a result of which would change anything listed in Section 3.16 other than in the ordinary course of business.

Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, each Seller shall, and shall cause each Acquired Company and each of their Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Each Seller shall, and shall cause each Acquired Company and each of their Related Persons to, cooperate with Buyer, its Related Persons, and their respective Representatives (a) with respect to all filings and notifications that Buyer or its Related Persons elect to make or shall be required by Legal Requirements to make in connection with the Contemplated Transactions, (b) in identifying and obtaining the Governmental Authorizations required by Buyer to own and operate each Acquired Company from and after the Closing Date.

Section V.04 Notice.

(a) Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any representation or warranty of Sellers or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. Should any such Breach relate to the Disclosure Schedules, each Seller shall promptly deliver to Buyer a supplement to the Disclosure Schedules. No such notice or delivery will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Buyer under this Agreement.

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(b) Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any covenant of Sellers in this Article V or any fact or circumstance that could make the satisfaction of any condition in Article VIII impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by such Seller with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Buyer under this Agreement.

Payment of Indebtedness by Related Persons. Each Seller shall cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing. ***This section waived by agreement of Buyer and Company/Sellers.

Exclusive Dealing. Until this Agreement shall have been terminated pursuant to Section 10.01, no Seller shall, and each Seller shall cause each Acquired Company and each of their respective Representatives not to, directly or indirectly, solicit, initiate, encourage, or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving any Seller or Acquired Company, however structured, including the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any Equity Security of any Acquired Company, or any merger, consolidation, or similar transaction or arrangement. Each Seller shall notify Buyer of any such inquiry or proposal within 24 hours of receipt thereof by any Seller, Acquired Company, or any of their respective Representatives.

Best Efforts. Each Seller shall use its best efforts to cause the conditions in Article VIII (other than Section 8.11) to be satisfied.

Financial Information. Sellers shall deliver to Buyer on a, to be agreed upon schedule, a copy of each Acquired Company’s financial statements including a balance sheet and statement of income or loss for such month prepared in a manner and containing information consistent with such Acquired Company’s current practices.

Transfers. Sellers will not, and will not attempt to, sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose (a “Transfer”) of all or any portion of the Preferred Exchange Shares unless and until the Preferred Shares have been converted into common shares and there is then in effect a registration statement under the Securities Act.

ARTICLE VI.

COVENANTS OF BUYER PRIOR TO CLOSING DATE

Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, Buyer shall, and shall cause each of its Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Buyer shall, and shall cause each of its Related Persons to, cooperate with each Seller, each Acquired Company, their Related Persons and their respective Representatives (a) with respect to all filings and notifications that any Seller, any Acquired Company, or their Related Persons shall be required by Legal Requirements to make in connection with the Contemplated Transactions and (b) in obtaining all Material Consents; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 6.01.

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Section VI.02 Notice.

(a) Prior to the Closing Date, Buyer shall promptly provide notice to Sellers of any Breach of any representation or warranty of Buyer or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Sellers under this Agreement.

(b) Prior to the Closing Date, Buyer shall provide notice to Sellers of any Breach of any covenant of Buyer in this Article VI or any fact or circumstance that could make the satisfaction of any condition in Article IX impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by Buyer with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Sellers under this Agreement.

Best Efforts. Buyer shall use its best efforts to cause the conditions in Article IX to be satisfied; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 6.03.

ARTICLE VII.

POST-CLOSING COVENANTS

Section VII.01 Cooperation and Proceedings; Access to Records.

(a) After the Closing, each Seller shall cooperate with Buyer and its counsel and make itself and its Representatives available to Buyer and the Acquired Companies in connection with the institution or defense of any Proceeding, whether existing, threatened, or anticipated, involving or relating to the Contemplated Transactions, Buyer, any Seller, or any Acquired Company, including providing testimony, Records, and other information.

(b) Each Seller and Buyer will make available to the other any Records in the non-requesting party’s custody or control for the purpose of preparing any financial statement or Tax Return or preparing for or defending any tax-related examination of the requesting party or any Acquired Company by any Governmental Body. The party requesting such Records will reimburse the non-requesting party for the reasonable out-of-pocket costs and expenses incurred by the non-requesting party. The non-requesting party will afford access to such Records during normal business hours, upon reasonable advance notice given by the requesting party, and subject to such reasonable limitations as the non-requesting party may impose to delete competitively sensitive or privileged information.

Section VII.02 Directors and Officers.

(a) Prior to the approval by the Buyer’s board of directors of the Buyer Board Appointments (as defined below) and prior to the Closing, Buyer and Buyer’s board of directors shall set the number of members of the Buyer’s board of directors prior to the Closing as needed, effective as of the Effective Time, in accordance with the bylaws and the certificate of incorporation of Buyer.

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Filings. As promptly as practicable (but in no event, with respect to filing, later than the date required under applicable Legal Requirement), Buyer (i) shall obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person, including any Governmental Authority, in connection with the Contemplated Transactions and (ii) shall prepare and file any other documents or filings required to be filed by it under the Exchange Act, the Securities Act or any other federal or state securities (or blue sky) or related Legal Requirement relating to the execution of this Agreement and the Contemplated Transactions, as well as under regulations of, or as required by, such Governmental Authorities as may require the filing of such other filings.

ARTICLE VIII.

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligations to purchase the Acquired Shares and to take the other actions required pursuant to this Agreement to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

Section VIII.01 Accuracy of Sellers’ Representations.

(a) Subject to Section 8.01(b), each of Sellers’ representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made, without giving effect to any supplement to the Disclosure Schedules. Sellers representations and warranties in this agreement have been made in good faith and won’t be assumed to have fraudulent intent in the event of oversight.

(b) Each of Sellers’ representations and warranties in Sections 3.02(a), 3.03, 3.04 and 3.12, and each of the representations and warranties in this Agreement that contains an express materiality qualification, will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if then made, without giving effect to any supplement to the Disclosure Schedules.

Sellers’ Performance. The covenants and obligations that each Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

Bring Down Certificate. Buyer will have received a certificate executed by each Seller confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 8.01 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 8.02. This section is waived at agreement of Buyer and Company.

Governmental Authorizations. Buyer will have received such Governmental Authorizations as are necessary or which it considers desirable to allow Buyer to acquire and own the Acquired Shares and for the Acquired Companies and Buyer to own and operate the business of each Acquired Company from and after the Closing.

Additional Documents. Each of the items to be delivered pursuant to Section 2.04(a) and 5.01 and each of the following documents will have been delivered (or tendered subject only to Closing) to Buyer:

(a) A statement from all of Buyer’s advisors regarding all Additional Documents referred to in this clause 8.05 satisfactory to Buyer at Buyer’s full discretion:

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(b) Such other documents as Buyer may reasonably request, each in form and substance satisfactory to Buyer, and, if necessary, executed by each Seller or the relevant Acquired Company, for the purpose of:

(i) Evidencing the accuracy of any of Sellers’ representations and warranties;

(ii) Evidencing the performance by each Seller of, or the compliance by each Seller with, any covenant or obligation required to be performed or complied with by such Seller;

(iii) Evidencing the satisfaction of any condition referred to in this Article VIII; or

(iv) Otherwise facilitating the consummation or performance of any Contemplated Transaction.

Section VIII.06 Omitted.

No Proceedings. Since the date of this Agreement, there will not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking relief (monetary or otherwise) in connection with, any Contemplated Transaction or (b) that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

No Claim Regarding Stock Ownership or Sale Proceeds. There will not have been made or threatened by any Third Party any claim asserting that such Third Party (a) is the holder or the beneficial owner of any Equity Security of any Acquired Company or (b) is entitled to all or any portion of the Purchase Price.

No Conflict. Neither the consummation nor the performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or violate, or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

No Material Adverse Change. Since the date of this Agreement, no Acquired Company will have suffered any Material Adverse Change and no event will have occurred, and no circumstance will exist, that could result in a Material Adverse Change.

Section VIII.11 Board Consent. Consent of the total transaction by the Buyer’s Board of Directors at its sole discretion.

ARTICLE IX.

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE

Sellers’ obligations to sell the Acquired Shares and to take the other actions required pursuant to this Agreement to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Sellers’ Representative):

Accuracy of Buyer’s Representations. Each of Buyer’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

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Buyer’s Performance. The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

Bring Down Certificate. Sellers’ Representative will have received a certificate executed by Buyer confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 9.01 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 9.02. This section is waived at the Agreement of Buyer and Company.

Material Consents. Each of the Consents identified in Exhibit C will have been obtained in form and substance satisfactory to Sellers’ Representative and will be in full force and effect. Copies of such Consents will have been delivered to Sellers’ Representative. This section is waived at the Agreement of Buyer and Company.

Additional Documents. Each of the items to be delivered pursuant to Section 2.04(b) and each of the following documents will have been delivered (or tendered subject only to Closing) to Sellers’ Representative:

(a) Such other documents as Sellers’ Representative may reasonably request, each in form and substance satisfactory to Sellers’ Representative, and, if necessary, executed by Buyer, for the purpose of:

(i) Evidencing the accuracy of any of Buyer’s representations and warranties;

(ii) Evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer;

(iii) Evidencing the satisfaction of any condition referred to in this Article IX; or

(iv) Otherwise facilitating the consummation or performance of any Contemplated Transaction.

No Legal Prohibition. There will not be in effect any Legal Requirement or Order that prohibits the sale of the Acquired Shares by Sellers to Buyer or the consummation of any of the other Contemplated Transactions.

ARTICLE X.

TERMINATION

Termination Events. Subject to Section 10.02, by notice given prior to or at the Closing, this Agreement may be terminated as follows:

(a) By mutual consent of Buyer and Sellers;

(b) By Buyer if a material Breach of any provision of this Agreement has been committed by any Seller;

(c) By Sellers if a material Breach of any provision of this Agreement has been committed by Buyer;

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(d) By Buyer if satisfaction of any condition in Article VIII becomes impossible or Buyer deems such condition to not be reasonably possible without undue delay or expense (other than through the failure of Buyer to comply with its obligations under this Agreement);

(e) By Sellers if satisfaction of any condition in Article IX becomes impossible (other than through the failure of any Seller to comply with its obligations under this Agreement);

(f) By Buyer if the Closing has not occurred on or before July 30, 2025, unless Buyer is in material Breach of this Agreement; or

(g) By Sellers if the Closing has not occurred on or before July 30, 2025, unless Sellers are in material Breach of this Agreement.

Effect of Termination. Each party’s right of termination under Section 10.01 is in addition to any other right it may have under this Agreement (including under Section 12.16) or otherwise, and the exercise of a party’s right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 10.01, this Agreement will be of no further force or effect; provided, however, that (i) this Section 10.2 and Article XII will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any Breach of this Agreement occurring prior to termination.

ARTICLE XI.

INDEMNIFICATION; PAYMENT; REIMBURSEMENT; REMEDIES

Section XI.01 Survival; Remedies.

(a) All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the Contemplated Transactions.

(b) The right to indemnification, payment, reimbursement, or other remedy based upon any such representation, warranty, covenant, or obligation will not be affected by any investigation (including any environmental investigation or assessment) conducted or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

(c) The waiver of any condition relating to any representation, warranty, covenant, or obligation will not affect the right to indemnification, payment, reimbursement, or other remedy based upon such representation, warranty, covenant, or obligation.

Indemnification, Payment, and Reimbursement by Sellers. Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, Subsidiaries, and Related Persons (collectively, the “Buyer Indemnified Persons”) from, and shall pay to Buyer Indemnified Persons the amount of, or reimburse Buyer Indemnified Persons for, any Loss that Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a) Any Breach of any representation or warranty made by Sellers in (i) this Agreement or the Disclosure Schedules (without giving effect to any supplement to the Disclosure Schedules), (ii) any supplement to the Disclosure Schedules, (iii) the certificate delivered pursuant to Section 8.03 (without giving effect to the words “in all material respects” in Section 8.01(a)), or (iv) any other certificate, document, or other writing delivered by Sellers pursuant to this Agreement;

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(b) Any Breach of any covenant or obligation of any Seller in this Agreement or in any certificate, document, or other writing delivered by any Seller pursuant to this Agreement;

(c) Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any Contemplated Transaction;

(d) Any Taxes of any Acquired Company not reflected on the Closing Date Balance Sheet relating to periods on or prior to the Closing Date, and any liability of any Acquired Company for Taxes of any other Person, as a transferee or successor, by Contract or otherwise;

(e) Any product shipped or manufactured by, or any services provided by, any Acquired Company, in whole or in part, prior to the Closing Date; or

Indemnification, Payment, and Reimbursement by Buyer. Buyer shall indemnify and hold harmless Sellers from, and shall pay to Sellers the amount of, or reimburse Sellers for, any Loss that Sellers or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a) Any Breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the certificate delivered pursuant to Section 9.03, or (iii) in any other certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(b) Any Breach of any covenant or obligation of Buyer in this Agreement or in any certificate, document, or other writing delivered by Buyer pursuant to this Agreement; or

(c) Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Buyer (or any Person acting on its behalf) in connection with any Contemplated Transaction.

(d) In certain cases of this acquisition, there are existing notes on subsidiaries that are secured by real estate or other collateral. Buyer hereby confirms that it is acquiring company subject to these notes and may or may not choose to refinance the notes. In any case, buyer hereby indemnifies and releases any sellers from any personal guarantee related to these notes and will hold harmless and defend in any case needed.

ARTICLE XII.

MISCELLANEOUS

Section XII.03 Expenses.

(a) Except as otherwise provided in this Agreement or the other documents to be delivered pursuant to this Agreement, each party – Sellers and Buyer - will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the Contemplated Transactions, including all fees and expenses of its Representatives. No Acquired Company has incurred, and Sellers will cause the Acquired Companies not to incur, any fees or expenses in connection with this Agreement and the Contemplated Transactions; provided, however, that to the extent such fees and expenses have been incurred by an Acquired Company, Sellers will reimburse the Acquired Company for such fees and expenses prior to the Closing. The obligation of each party to bear its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

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(b) All stamp, documentary, and other transfer Taxes (including any penalties and interest) incurred in connection with this Agreement, whether pertaining to the Acquired Shares or any assets and properties of the Acquired Companies, will be paid by Sellers. Each Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

Public Announcements. Notwithstanding any confidentiality obligation to which Buyer is subject, any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Acquired Companies, or similar publicity with respect to this Agreement or any Contemplated Transaction, will be issued, at such time, in such manner, and containing such content as Buyer determines.

Section XII.03 Disclosure Schedules.

(a) In the event of any inconsistency between the statements in this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

(b) Notwithstanding anything to the contrary contained in the Disclosure Schedules or any supplement to the Disclosure Schedules, the statements in the Disclosure Schedules, and those in any supplement thereto, relate only to the provisions in the Sections of this Agreement to which they expressly relate and not to any other provision in this Agreement.

Nature of Sellers’ Obligations. The liabilities of Sellers under this Agreement are joint and several. Sellers, jointly and severally, shall cause each Acquired Company to take, or refrain from taking, all actions as may be necessary or appropriate to implement this Agreement.

Section XII.05 Sellers’ Representative.

(a) Each Seller constitutes and appoints Anna Kaplan as its representative (the “Sellers’ Representative”) and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i) to act on such Seller’s behalf in the absolute discretion of Sellers’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement; and

(ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 12.05.

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This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any Seller or by operation of law, whether by the death or incapacity of any Seller or by the occurrence of any other event. Each Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Sellers’ Representative pursuant to this Section 12.05. Each Seller agrees that Sellers’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Sellers’ Representative in good faith, and each Seller shall indemnify and hold harmless Sellers’ Representative from, and shall pay to Sellers’ Representative the amount of, or reimburse Sellers’ Representative for, any Loss that Sellers’ Representative may suffer, sustain, or become subject to as a result of any such action or omission by Sellers’ Representative under this Agreement.

(b) Buyer shall be entitled to rely upon any document or other paper delivered by Sellers’ Representative as being authorized by Sellers, and Buyer shall not be liable to any Seller for any action taken or omitted to be taken by Buyer based on such reliance.

(c) Until all obligations under this Agreement shall have been discharged (including all indemnification obligations under Article XI), Sellers who, immediately prior to the Closing, are entitled in the aggregate to receive more than 50% of the Purchase Price, may, from time to time upon notice to Buyer, appoint a new Sellers’ Representative upon the death, incapacity, or resignation of Sellers’ Representative. If, after the death, incapacity, or resignation of Sellers’ Representative, a successor Sellers’ Representative shall not have been appointed by Sellers within 15 Business Days after a request by Buyer, Buyer may appoint a Sellers’ Representative from among the Sellers to fill any vacancy so created by notice of such appointment to Sellers.

Further Assurances. The parties will (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement, the Contemplated Transactions, and the documents to be delivered pursuant to this Agreement.

Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and, upon the Closing, any confidentiality obligation to which Buyer is subject) and constitutes (along with the Disclosure Schedules, the exhibits, and the other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter of this Agreement.

Modification. This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by the Buyer and the Sellers’ Representative.

Assignments and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and, after the Closing, to the purchaser of all or a substantial part of the equity securities or business of the Acquired Companies and may collaterally assign its rights under this Agreement to any financial institution providing financing in connection with the Contemplated Transactions. Any purported assignment of rights or delegation of obligations in violation of this Section 12.09 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties.

No Third-Party Rights. Other than the Indemnified Persons and the parties, no Person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to the Agreement.

Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

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Governing Law, Jurisdiction and Service of Process. All matters relating to or arising out of this Agreement or any Contemplated Transaction and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of Nevada without regard to conflicts of laws principles that would require the application of any other law. Except as otherwise provided in this Agreement, any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction shall be brought in the courts of the State of Utah, County of Salt Lake City, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Utah, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. Each party acknowledges and agrees that this Section 12.12 constitutes a voluntary and bargained-for agreement between the parties. Process in any Proceeding referred to in the first sentence of this Section or in Section 11.06(d) may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.17. Nothing in this Section 12.12 will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

Waiver of Jury Trial. EACH PARTY, KNOWINGLY, VOLUNTARILY, and INTENTIONALLY, WAIVES ITS right to trial by jury in any proceeding arising out of or relating to this Agreement or any Contemplated Transaction, whether sounding in contract, tort, or otherwise.

Attorneys’ Fees. In the event any Proceeding is brought in respect of this Agreement or any of the documents referred to in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such Proceeding, in addition to any relief to which such party may be entitled.

Enforcement of Agreement. Sellers acknowledge and agree that Buyer would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, Sellers agree that, in addition to any other right or remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to obtain temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches, without posting any bond or giving any other undertaking.

No Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party or Sellers’ Representative on behalf of a Seller; (b) a waiver given by a party will only be applicable to the specific instance for which it is given; and (c) no notice to or demand on a party will (i) waive or otherwise affect any obligation of that party or (ii) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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Notices. All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

Sellers:

ST Holdings Group, LLC.

Attn: Anna Kaplan

P.O. Box 12267, Eugene, Oregon, 97440

E-mail address: anna@sugartopbuddery.com

Buyer:

THC Therapeutics, Inc.

Attn: Scott A. Cox

PO Box 680

Jacksboro, Texas 76458

Email address: scott@thct.io

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section XII.20 Counterparts and Electronic Signatures.

(a) This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.

(b) A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Sellers

Anna Kaplan

Jarrod Kaplan

Company	ST Holdings Group, LLC.

By:
	Name:	Anna Kaplan

Buyer:	THC Therapeutics, Inc.

By:
Scott A. Cox, CEO

[Signature Page to Share Exchange Agreement]

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